Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Announces Secondary Offering of Common Stock

and Share Repurchase

OMAHA, NE, June 18, 2015 – West Corporation (Nasdaq:WSTC) today announced an underwritten public offering of 7,000,000 shares of common stock by certain of its existing stockholders. All of the shares of common stock in the offering will be sold by investors related to Thomas H. Lee Partners, L.P. and Quadrangle Group LLC. The selling stockholders anticipate granting an option to the underwriter to purchase an additional 1,050,000 shares owned by them. The underwriter may offer for sale the shares of common stock from time to time on the Nasdaq Global Select Market, in the over-the-counter market, or in one or more negotiated transactions at a fixed price or prices, which may be changed. Neither the Company nor the Company’s management is selling any shares of common stock in the offering, and the Company will not receive any proceeds from the offering by the selling stockholders.

In addition, the Company announced that it has entered into an agreement with the selling stockholders to repurchase 1,000,000 shares of common stock from the selling stockholders in a private transaction, concurrently with the closing of the offering, at the price at which the shares of common stock are sold to the underwriter in the offering. The closing of the share repurchase is contingent on, and expected to occur simultaneously with, the closing of the offering, subject to the satisfaction of other customary conditions. The closing of the offering is not contingent on the closing of the share repurchase.

The underwriter of the offering is Morgan Stanley.

A shelf registration statement (including prospectus) relating to these securities was filed and became effective with the Securities and Exchange Commission (the “SEC”)

on March 9, 2015. Information about the offering is available in the preliminary prospectus supplement, which will be filed with the SEC today. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting Morgan Stanley & Co. LLC, Attn: Prospectus Department: 180 Varick Street, 2nd Floor, New York, NY 10014, by telephone at (866) 718-1649 or by emailing prospectus@morganstanley.com.

The offering of these securities is being made solely by means of a prospectus supplement and the accompanying prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About West Corporation

West Corporation (Nasdaq:WSTC) is a global provider of communication and network infrastructure solutions. West helps manage or support essential enterprise communications with services that include unified communication services, public safety services, interactive services such as automated notifications, carrier services and agent services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations regarding future events and are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including those risks and uncertainties described under “Risk Factors” and elsewhere in documents filed by the Company with the United States Securities and Exchange Commission. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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